Exhibit 4.1
COMMON SHARES OF BENEFICIAL INTEREST ($.01 PAR VALUE PER SHARE)
NUMBER	SHARES
LASALLE HOTEL PROPERTIES	A Real Estate Investment Trust Formed Under the Laws of the State of Maryland
THIS CERTIFIES THAT IS THE OWNER OF
CUSIP:
SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST $.01 PAR VALUE PER SHARE OF

LaSalle Hotel Properties (the “Trust”), transferable on the books of the Trust in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Trust’s Declaration of Trust and Bylaws and any amendments thereof, copies of which are on file with the transfer agent, to all the provisions of which the holder hereof by acceptance of this certificate assents. This certificate is not valid until countersigned and registered by the transfer agent and registrar.

Witness the facsimile Seal of the Trust and the facsimile signatures of its duly authorized officers.
Dated:

COUNTERSIGNED AND REGISTERED: BY TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE	[Trust Seal]	________________________ [Name] [Title]
________________________ [Name] [Title]

LASALLE HOTEL PROPERTIES
The Trust will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of each class authorized to be issued and, with respect to the classes of shares which may be issued in series, the difference in the relative rights and preferences between the shares of each series, to the extent that they have been set, and the authority of the Board of Trustees to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Trust at its principal office or to the transfer agent.
The Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust and maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as provided in the Declaration of Trust of the Trust, no Person may (i) Beneficially or Constructively Own Shares in excess of 9.8% of the number of outstanding Shares, (ii) Beneficially Own Shares that would result in the Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) Beneficially Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code, or (iv) Constructively Own Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property within the meaning of Section 856(d)(2)(8) of the Code. Any Person who attempts to Beneficially or Constructively Own Shares in excess of the above limitations must immediately notify the Trust in writing. If any restrictions above are violated, the Shares represented hereby will be transferred automatically to a Charitable Trust for the benefit of a charitable beneficiary. In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust's Amended and Restated Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Shareholder who so requests. Such requests must be made to the Secretary of the Trust at its principal office or to the transfer agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	‑as tenants in common ‑as tenants by the entireties ‑as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT	________Custodian_____ (Cust) (Minor)
under Uniform Gifts to Minors Act
________________ (State)
Additional abbreviations may also be used though not in the above list.
For value received, _________________________________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME, ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.)

Common Shares of Beneficial Interest, par value $.01 per share, represented by the within Certificate, and do hereby irrevocably constitute and appoint     Attorney
to transfer the said Shares on the books of the within-named Trust with full power of substitution in the premises.

Dated. ______________________
Signature(s) Guaranteed By:	(Sign here)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATION AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad‑15.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.